EXHIBIT 8

                    AMENDMENT AND ADDENDUM TO THE TRUST DEED
                               OF AUGUST 18, 2009

               DRAWN UP AND SIGNED IN TEL-AVIV ON OCTOBER 28, 2009

                                    BETWEEN:

                            SCAILEX CORPORATION LTD.
                         Public company no. 52-003180-8
            of 48 Ben-Tsiyon Galis Street, Petach-Tikva 49277 Israel
                          (hereinafter - "THE COMPANY")

                                                              OF THE FIRST PART;

                                      AND:

                          CLAL FINANCE TRUST 2007 LTD.
                         Private company no. 51-404642-4
                   of 37 Menachem Begin Road, Tel-Aviv, Israel
                          (hereinafter - "THE TRUSTEE")

                                                             OF THE SECOND PART;

WHEREAS on August 18, 2009, the Company and the Trustee signed a Trust Deed ("THE FIRST TRUST DEED") in relation to a shelf prospectus published by the Company on August 21, 2009 ("THE SHELF PROSPECTUS"), which was amended on September 6, 2009 (hereinafter: "THE SECOND TRUST DEED") and to which an addendum was added on September 21, 2009 (hereinafter: "THE PREVIOUS ADDENDUM") (the First Trust Deed, inclusive of amendments and addenda thereto, including the Second Trust Deed, shall be called hereinafter jointly: "THE TRUST DEED");

AND WHEREAS    pursuant to the provisions of clause 3.6 of the Second Trust
               Deed, and clause 10 of the Conditions Prescribed in the Overleaf to the Second Trust Deed, the Company undertook to create a fixed, first-ranking lien on ordinary shares of NIS 0.01 par value each of Partner Communications Ltd. (hereinafter:
               "PARTNER"), the market value of which on the financial clearing date of the proceeds of the issue of the Series A Bonds was equivalent to 100% of the par value of the Series A Bonds;


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AND WHEREAS    as a result of discussions with the Ministry of Communications, the Trustee and Company must amend the Trust Deed in relation to the Company's undertaking to create the lien on the Shares Being Pledged (as this term is defined in clause 3.4.1 of this Amendment and Addendum), as specified hereunder;

AND WHEREAS    the Company desires to draw up additional amendments in the
               Second Trust Deed in order to elucidate that stated therein and/or to benefit the holders of the Series A Bonds;

AND WHEREAS    pursuant to clause 24.1.1 of the First Trust Deed, as amended in the Second Trust Deed, the Trustee became convinced that the amendment does not prejudice the holders of the Series A Bonds;

AND WHEREAS    the parties agreed that this Amendment and Addendum to the First
               Trust Deed shall replace the Second Trust Deed, including the Previous Addendum, and the parties agreed that this Amendment and Addendum shall include all of the addenda to the First Trust
               Deed, which are required in order to supplement the particulars of the Series A Bonds with the concrete conditions of the Series
               A Bonds, as expressed in the shelf offering report published by the Company on September 6, 2009 (hereinafter: "THE SHELF
               OFFERING REPORT"), and as specified hereunder, and to prescribe addenda and amendments that shall apply to the First Trust Deed solely in relation to the Series A Bonds, as specified hereunder in this deed;

     WHEREFORE, THE PARTIES HEREBY AGREE, STIPULATE AND DECLARE AS FOLLOWS:

1.   GENERAL

     1.1 The provisions of the First Trust Deed, which is attached as APPENDIX A to this Amendment and Addendum, constitute an integral part of this Amendment and Addendum, and they shall apply to the relations between the parties and in relation to the Series A Bonds. It is hereby clarified that, to the extent that additional series shall be issued pursuant to the Shelf Prospectus, the provisions of this Amendment and Addendum shall not apply to the additional series.


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     1.2  All of the provisions of the First Trust Deed shall remain in effect, unless otherwise expressly stated in this Deed.

     1.3 In the event of a contradiction between the provisions of this Amendment and Addendum and the provisions of the First Trust Deed, the provisions of this Amendment and Addendum shall prevail.

2. THE FOLLOWING AMENDMENTS SHALL APPLY TO THE FIRST TRUST DEED, SOLELY IN RELATION TO THE SERIES A BONDS:

     2.1  A NEW CLAUSE 6.3 SHALL BE ADDED, AS FOLLOWS:

          "In addition to and in accordance with that stated above in clause 6.2, the Company undertakes that if the transaction for the acquisition of shares of Partner Communications Ltd. (hereinafter:
          "PARTNER") from Advent Investments Pte Ltd. (hereinafter: "ADVENT"), a Singapore corporation controlled by Hutchison Telecommunications International Limited, by the Company in accordance with the agreement dated August 12, 2009 (hereinafter: "THE PARTNER SHARE ACQUISITION TRANSACTION") shall not be closed by March 31, 2010 (hereinafter: "THE DEADLINE"), it shall call for a forced early redemption of all of the Bonds, and the provisions as specified hereunder shall apply. The Partner Share Acquisition Transaction was reported by the Company in the Company's Immediate Reports of August 12, 2009 (reference no.:
          2009-01-194286), of August 13, 2009 (reference no.: 2009-01-195681), of August 23, 2009 (reference no.: 2009-01-204756). In this regard - "CLOSING OF THE PARTNER SHARE ACQUISITION TRANSACTION" - means a transfer of shares representing at least 36% of Partner's issued and paid-up share capital to the Company's ownership.

          The entire immediate net proceeds (i.e., net of commissions) that the Company shall receive in respect of the issue of the Series A Bonds shall be deposited in an escrow account that shall be opened in one of the five major banks in Israel, and shall not be transferred to the Company for its use until the conditions have been fulfilled for the Closing of the Partner Share Acquisition Transaction, as stated, in accordance with the following mechanism:


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          6.3.1 The Trustee shall open bank accounts under its name at one or more of the five major banks in Israel, at its discretion, provided that a bank as stated shall have a rating of at least
               (AA), into one of which the issue coordinator shall transfer the total immediate net proceeds that the Company shall receive in respect of the issuance of the Series A Bonds, and this sum shall be invested in shekel deposits or in shekel bonds issued by the State of Israel or in short-term loans issued by the State of Israel, according to the Company's instructions (hereinafter:
               "THE ESCROW ACCOUNTS" and "THE DEPOSITS," respectively). The Trustee shall have sole signatory rights in the Escrow Accounts in relation to any operation in these accounts, including with respect to the withdrawal of monies from these accounts. The Trustee shall be allowed, but not obligated, to transfer, at the request of the Company, the monies and securities deposited in an Escrow Account at one bank to an Escrow Account at another bank as stated. Notwithstanding that stated, it is clarified that the policy for investing the funds in the Escrow Accounts for Series A is the sole responsibility of the Company, and the Trustee for Series A shall not be responsible for any loss or damage that might be caused as a result of investment operations as stated that shall be carried out according to the Company's instructions.

          6.3.2 The funds, the securities being deposited in the Escrow Accounts, and all of the Company's rights in the Escrow Accounts shall be pledged in favor of the Trustee for the holders of the Series A Bonds under a sole fixed, first-ranking lien, and, concurrent with the transfer of the Deposits to the Escrow Accounts, the Company shall issue the following documents to the
               Trustee:


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               6.3.2.1 original lien registration certificates from the
                    Registrar of Companies on the funds, the securities being deposited in the Escrow Accounts and all rights of the Company in the Escrow Accounts in favor of the Trustee; all documents submitted to the Registrar of Companies for the purpose of the registration of the lien, including the form "Particulars of Mortgages and Liens," with the first page of each document being stamped with the "received" stamp of the Registrar of Companies; a summary of the particulars of the Company's liens, subsequent to the registration of the liens, which specifies the liens registered and every other lien that the Company has; i.e., thus enabling the Trustee to verify that no lien is registered with the Registrar of Companies that contradicts the aforesaid liens. It is clarified that the lien registration certificates as stated shall be issued to the Trustee within 5 Business Days of the signing date of the lien documents.

               6.3.2.2 confirmation from the banks at which the Escrow Accounts were opened acknowledging that the funds, the securities being deposited in the Escrow Accounts and all of the Company's rights in the Escrow Accounts are pledged in favor of the Trustee, and that the bank shall not have any rights of offset or lien in relation to the funds and securities that are being held and that shall be held in the Escrow Accounts.

          6.3.3 As long as the preconditions for the Closing of the Partner Share Acquisition Transaction have not been fulfilled up until the Deadline, the purpose of the Deposits is to guarantee the repayment of the Principal of the Series A Bond to the Bondholders, and this, in the event that the preconditions for the Closing of the Partner Share Acquisition Transaction shall not be fulfilled by the Deadline.


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          6.3.4 The Trustee shall operate the Deposits as follows: upon receiving notification from the Company that all preconditions for the Closing of the Partner Share Acquisition Transaction have been fulfilled, then, subject to the signing of the lien document, as specified hereunder in clause 3.4 of this Amendment and Addendum to the Trust Deed, the Trustee shall sign an order to transfer the Deposits to the account specified by the Company, inclusive of profits and after deducting tax and expenses in respect of management of the accounts, the Trustee's fee, and expenses incurred in accordance with the Trust Deed, to the extent accumulated up until that time. To dispel any doubt, it is clarified that, for the purpose of approving the transfer of the Deposits to the Company, the Trustee is relying solely on the Company's notification that all preconditions have been fulfilled for the Closing of the Partner Share Acquisition Transaction by the Deadline, and the Trustee is not required to verify whether the preconditions indeed had actually been fulfilled. The Trustee shall be present at the time of the Closing of the Partner Share Acquisition Transaction in order to enable the performance of its operations in conformity with this Trust Deed at that time. The Company shall notify the Trustee three business days in advance of the expected transfer date of the funds.

          6.3.4.a Prior to the Closing of the Partner Share Acquisition
               Transaction, the Company shall open a designated bank account, which shall be pledged in favor of the Trustee (for the holders of the Series A Bonds) and which shall be used, in the event that the Trustee shall issue an appropriate instruction in accordance with and subject to that stated hereunder in clause 7.3, to receive dividends and/or any other distribution, to the extent distributed by Partner in respect of the Shares Being Pledged (as this term is defined in clause 3.4.1 of the Amendment and Addendum to the Trust Deed of October 2009). The Company shall forward the documents to the Trustee that are specified above in clause 6.3.2 relating to pledge of the said bank account (MUTATIS MUTANDIS) within two Business Days of the Closing Date of the Partner Share Acquisition Transaction.


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          6.3.5 FORCED EARLY REDEMPTION OF ALL OF THE BONDS

               The Company undertakes that, in the event that the Partner Share Acquisition Transaction shall not be closed by the Deadline, i.e., by March 31, 2010, it shall call for the forced early redemption of the Bonds, and the following provisions shall apply.

               If the Company shall not publish an Immediate Report regarding the Closing of the Partner Share Acquisition Transaction by the Deadline, the Company shall effect a full forced early redemption of all of the Series A Bonds (hereinafter: "EARLY REDEMPTION"), according to the following mechanism:

               6.3.5.1 On April 1, 2010, the Company shall publish an Immediate
                    Report that the Partner Share Acquisition Transaction was not closed, and about the effecting of an Early Redemption to the holders of the Series A Bonds, with a copy to the Trustee, with the determinant date for the execution thereof to be specified in the Immediate Report, which shall be no less than 30 days and no more than 45 days prior to the execution of the Early Redemption. In other words, the Company shall publish an Immediate Report, which includes a notice that the Early Redemption will be executed, and which specifies the execution date of the Early Redemption, a date which shall occur no earlier than 30 days and no later than 45 days after the publication date of the said Immediate Report. The date of the Early Redemption shall not occur during the period between the determinant date for the payment of interest in respect of the Series A Bonds and the actual payment date of the interest. The Company shall also report the interest that accrued up until the date of the Early Redemption in the Immediate Report.


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               6.3.5.2 On the date of the Early Redemption, the Company shall pay the sum of the principal of the Series A Bonds, with the addition of the interest that accrued in respect of the outstanding balance of the Series A Bonds up until the date of the Early Redemption (hereinafter: "THE OBLIGATORY VALUE").

                    The sum of the Early Redemption shall be paid to the Bondholders by the Trustee, by way of the execution of a bank transfer to the Nominee Company of Israel Discount Bank Ltd., according to the particulars that the Company shall issue to the Trustee as stated hereunder, out of the funds deposited in the Escrow Account, according to the written instructions that shall be received from the Company, which shall include the date for transfer of the funds, the destination thereof, as well as any other particular that shall be required in order to enable the Trustee to carry out the transfer, attaching a calculation of the sum that must be paid, as specified above in this clause . In the event that the balance of the funds in the Escrow Accounts shall be less than the Obligatory Value of the Bonds, the Company shall transfer to the Escrow Accounts the sum equivalent to the difference between the Obligatory Value of the Bonds and the funds in the Escrow Accounts at that time.

                    The Trustee and the Company shall transfer the funds required for the purpose of the forced Early Redemption to the Nominee Company in conformity with the bylaws of the TASE Clearing House. The Company shall provide any assistance to the Trustee that might be required in order to enable it to render the payment in its entirety and on time, including the timely transfer to the Trustee of details of the sums, the dates and any other detail that is required in order to effect the forced Early Redemption as stated.


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          6.3.6 VOLUNTARY REDEMPTION

               In the event that the Company shall close the Partner Share Acquisition Transaction by the Deadline, without a rating for the Series A Bonds having been received by that date, the holders of the Series A Bonds shall be entitled to an Early Redemption of the Series A Bonds that they are holding (hereinafter: "VOLUNTARY REDEMPTION"), according to the following mechanism:

               6.3.6.1 VOLUNTARY REDEMPTION NOTICE

                    On April 1, 2010, the Company shall publish an Immediate Report and an advertisement in two Hebrew-language daily newspapers circulated in Israel regarding the entitlement of holders of the Series A Bonds to voluntarily redeem the Bonds on May 2, 2010.

               6.3.6.2 It shall be possible to deliver an Early Redemption
                    Notice as of the date that the Company shall deliver a notice as stated regarding the date for notifying of an Early Redemption, subject to that stated hereunder. A Voluntary Redemption Notice of a holder of Bonds that are registered under its name in the register of bondholders of Series A, must be delivered to the Company within the period from the publication date of the Immediate Report as stated above in clause 6.3.6.1 and April 18, 2010, at its registered office or at any other location that the Company shall so advise in the Immediate Report and/or in the advertisement in the two daily newspapers as stated above.


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               6.3.6.3 A Voluntary Redemption Notice of a holder of Bonds through TASE members must be delivered to the TASE member, through whom the bondholder is holding the Series A Bonds that it wishes to redeem, by April 18, 2010.

               6.3.6.4 Pursuant to the bylaws of the TASE Clearing House, the following provisions shall apply to the delivery of Voluntary Redemption Notices:

                    1. Written notice from the TASE member must be received at the TASE Clearing House by six trading days prior to the Voluntary Redemption date, separately for each secondary account, in which the TASE member shall specify the quantity in respect whereof the Voluntary Redemption is being requested, and shall attach thereto a certificate of exemption from withholding tax at source, if any.

                         An application for a Voluntary Redemption, which relates to a quantity of Bonds that exceeds the quantity registered to the credit of the TASE member in the secondary account to which the application relates, shall not be effected at all and shall be returned to the sending TASE member, specifying the reason for the return.

                    2. No later than the second trading day after the day on which the TASE Clearing House received a notice as stated above from the TASE member, as specified above in subclause (1), the Clearing House shall deliver a notification to the Nominee Company of Israel Discount Bank Ltd., which shall specify the inclusive par value of the Bonds in respect whereof applications for Voluntary Redemption were submitted, attaching the certificates of exemption from withholding tax at source.


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                    3.   No later than the second trading day after the day on
                         which the Clearing House delivered a notification to the Nominee Company of Israel Discount Bank Ltd. as specified above in subclause (2), the Nominee Company shall deliver a notification to the Company, which shall specify the inclusive par value of the Bonds in respect whereof applications for Voluntary Redemption were submitted, attaching the certificates of exemption from withholding tax at source.

                         On the Voluntary Redemption Date, the Company shall redeem the Bonds in respect whereof Voluntary Redemption Notices were submitted, in such manner that the holder of the said Bonds shall be entitled to receive from the Company the sum of NIS 1 in respect of each NIS 1 of Bonds that shall be redeemed by the Company on the said date (plus the accrued and as yet unpaid interest).

                         A Voluntary Redemption Notice submitted to the Company or to the TASE members may not be cancelled or changed.


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          6.3.7 The sum of the Voluntary Redemption shall be paid to the holders of the Bonds by the Trustee, by way of the execution of a bank transfer to the Nominee Company of Israel Discount Bank Ltd., according to the particulars that the Company shall issue to the Trustee as stated hereunder, out of the funds deposited in the Escrow Account according to the written instructions that shall be received from the Company, which shall include the date for transfer of the funds, the destination thereof, as well as any other particular that shall be required in order to enable the Trustee to carry out the transfer, attaching a calculation of the sum that must be paid, as specified above in clause 6.3.6.4(3).
               In the event that the balance of the funds in the Escrow Account shall be less than the Obligatory Value of the Bonds, the Company shall transfer to the Escrow Account the sum equivalent to the difference between the Obligatory Value of the Bonds and the funds in the Escrow Account at that time. The Trustee and the Company shall transfer the funds required for the purpose of the Voluntary Redemption to the Nominee Company of Israel Discount Bank Ltd. in conformity with the bylaws of the TASE Clearing House. The Company shall provide any assistance to the Trustee that might be required in order to enable it to render the payment in its entirety and on time, including the timely transfer to the Trustee of details of the sums, the dates and any other detail that is required in order to effect the Voluntary Redemption as stated.

          6.3.8 If all of the preconditions stated above in clause 6.3.4 shall be fulfilled regarding the release of all of the funds from the Escrow Accounts in respect of the Series A Bonds, and in the event of a Voluntary Redemption, in which only a portion of the Series A Bonds has been redeemed, and a balance remains in the Escrow Account, the holders of the Series A Bonds are hereby instructing the Trustee, by way of an irrevocable instruction, to transfer the entire balance of funds of the Deposits to the Company, and for this purpose, to sign all documents required for the removal of the liens on the Escrow Accounts and for the transfer of the funds of the Deposits to the Company. Shortly after the transfer of the funds as stated, the Trustee shall take action to close the Escrow Accounts.


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          6.3.9 To dispel any doubt, it is hereby clarified that the Trustee is under no obligation to examine, and in fact, the Trustee did not examine, the economic value of the collateral that was provided and/or that shall be provided (if any) to guarantee the payments to the holders of the Series A Bonds. Upon engaging in the Trust Deed and consenting to serve as the Trustee for the holders of the Series A Bonds, the Trustee is not expressing its opinion, whether explicitly or implied, regarding the economic value of the collateral that was provided and/or shall be provided (if any) by the Company. Furthermore, the Trustee is not expressing its opinion regarding the Company's ability to fulfill its undertakings towards the holders of the Series A Bonds. That stated shall in no way derogate from the Trustee's obligations by law and/or pursuant to the Trust Deed, and shall in no way derogate from the Trustee's duty (to the extent that such duty applies to the Trustee pursuant to any law) to examine the impact of changes in the Company as of the date of this Shelf Offering Report and thereafter, to the extent that any such changes might adversely affect the Company's ability to fulfill its undertakings towards the holders of the Series A Bonds. That stated shall in no way derogate from the Trustee's obligations by law and/or pursuant to the Trust Deed."

     2.2 THE FOLLOWING PARAGRAPH SHALL BE ADDED UNDER CLAUSE 4 OF THE FIRST TRUST DEED:

          "The Company also undertakes that it shall distribute dividends, as long as Series A Bonds are in circulation, solely out the profits suitable for distribution that accrued during the four (4) quarters that preceded the dividend distribution date.

          Furthermore, the Company undertakes that even should it cease to be a reporting corporation, as this term is defined in the Securities Act, the Company shall prepare and issue interim and annual financial statements to the Trustee at the times and in the format compulsory for public companies at that time."


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     2.3  Under subclause 7.1.1 of the First Trust Deed - the words "forty-five
          (45) days" and be replaced by "thirty (30) days."

     2.4 In subclauses 7.1.2, 7.1.3 and 7.1.4 of the First Trust Deed, every reference to "ninety (90) Business Days" shall be replaced by "forty-five (45) Business Days."

     2.5 In subclause 7.1.5 of the First Trust Deed, after the words "or shall notify of its intention to stop paying its debts" shall be added "or should there be a substantive concern that the Company shall cease to pay its debts."

     2.6 In clause number 7 of the First Trust Deed (Immediate Payment), the following change and addition shall be made in relation to the causes for calling solely the Series A Bonds for immediate payment:

          Causes for calling the Series A Bonds for immediate payment shall be added, as follows:

          "7.1.8 if the Series A Bonds shall cease to be rated by a rating company, to the extent that they are rated. To dispel any doubt, it is clarified that if the Series A Bonds shall be rated by a number of rating companies, for the purposes of this clause, "cease to be rated" means cessation of rating by all of the rating companies. The Company undertakes that, to the extent that the matter is under its control, it shall take action so that the Series A Bonds shall at all times be under monitoring watch by a rating company until the end of the period of the Series A Bonds.

          7.1.9. if the Company's holding ratio of Partner shall fall below 26% of Partner's issued and paid-up share capital.

          7.1.10 if the Company shall not publish financial statements by the end of 45 days after the date prescribed for doing so in the Securities Act and in the regulations pursuant thereto.


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          7.1.11 if the Company shall cease to be a reporting corporation.

          7.1.12 if the Company shall effect material real investments; i.e., long-term investments (other than financial investments) in assets and corporations other than in the communications sector before 24 months have elapsed since the issue date of the Series A Bonds. For the purposes of this clause "material' means more than 20% of the Company's total balance sheet according to the Company's consolidated financial statements for the quarter preceding the quarter in which the investment was effected."

     2.7  Clause 7.2.7 of the First Trust Deed shall be deleted in its entirety.

     2.8 A new clause 7.3 shall be added to the First Trust Deed, the wording of which is as follows:

          "7.3 Upon the occurrence of any of the events specified above in clause 7.1, the Trustee shall be allowed to instruct Partner in writing not to transfer dividends or any other distribution directly to the Company, to the extent that any distribution shall be distributed by Partner, in respect of the Pledged Shares (as this term is defined in clause 3.4.1 of the Amendment and Addendum to the Trust Deed of October 2009), and the Company shall be entitled to them as a registered shareholder, but only to transfer them to a bank account under the Company's name that is pledged in favor of the Series A Bondholders. The Trustee shall send the aforesaid instruction in writing to Partner, to Partner's corporate secretary, with a copy to Partner's C.F.O. and to the Company."

     2.9 At the end of clause 19.2 of the First Trust Deed, the following sentence shall be added: "Notwithstanding that stated above, since the Series A Bonds are secured, the Trustee's fee in respect of each year of trusteeship shall be a total of NIS 23,000."

     2.10 The following sentence shall be added to clause 19.4 of the First Trust Deed: "It is hereby clarified that examination of the Company's meeting of its liabilities in relation to the distribution of a dividend, as stated above in clause 4, and in relation to transactions constituting a cause for immediate payment, as stated above in clause 7.1.12, shall be deemed special assignments."


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     2.11 CLAUSE 20.1 OF THE FIRST TRUST DEED SHALL BE REPLACED BY AN AMENDED
          CLAUSE 20.1 AS FOLLOWS:

          "20.1 The Trustee shall be allowed to deposit all of the deeds and documents that testify, represent and/or determine its right in relation to any asset held at that time in its possession, in a safe and/or in any other place to be chosen by it, in any of the five major banks in Israel."

     2.12 SUBCLAUSES SHALL BE ADDED TO CLAUSE 20 OF THE FIRST TRUST DEED, AS
          FOLLOWS:

          "20.7 Within the scope of its trusteeship, the Trustee may rely on any written document, including a letter of instructions, notification, application, consent or confirmation, which is perceived to have been signed or issued by any person or body that the Trustee believes in good faith to have been signed or issued by it.

          20.8 The Company and the holders of the Series A Bonds hereby release the Trustee in a final and absolute release from any liability for any damage and/or loss and/or expense that might be caused to them and/or that they might be required to bear due to any act and/or omission of the Trustee, including as a result of an error in judgment, a fault that occurred during a transfer of funds or a failure to transfer funds to the Nominee Company in their entirety and on time according to the Company's instructions, all according to the provisions of this Deed and/or according to any other instructions that shall be duly received by the Trustee from them, and by virtue of the powers granted to the Trustee pursuant thereto.

          20.9 Any release from liability being issued to the Trustee pursuant to the provisions of this Deed is contingent upon the act (or omission) of the Trustee, including an exercise of its judgment, in relation to which the release is being given, being performed with BONA FIDES and provided that it has not been committed with negligence and in a breach of a fiduciary duty or with MALA FIDES."


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     2.13 CLAUSE 21 OF THE FIRST TRUST DEED SHALL BE REPLACED BY AN AMENDED
          CLAUSE 21 AS FOLLOWS:

          "The Trustee shall be allowed, within the scope of management of the affairs of the trusteeship, to appoint an agent/agents to act in its stead, whether an advocate or otherwise, in order to perform or participate in the performance of special operations that must be performed in relation to the trusteeship, and, without derogating from the general purport of that stated above, in the instituting of legal proceedings, provided that the Trustee gave notice to the Company regarding the appointment of such an agent. The Trustee shall also be allowed to clear the reasonable fee of any such agent (including in advance) at the Company's expense, and the Company shall immediately reimburse the Trustee for these expenses, upon its first request, all under the condition that the Trustee issued prior notice to the Company regarding the appointment of agents as stated. The Company shall be allowed to object to the appointment of a particular agent as stated for any reasonable reason, including in the event that the agent is a competitor or is in a conflict of interests, whether directly or indirectly, with the Company's businesses, and provided that the Company forwarded its reasonable reasons to the Trustee within 3 days of the date of receipt of the notice of the appointment of the agent."

     2.14 THE FOLLOWING AMENDMENTS SHALL BE MADE IN CLAUSE 22 OF THE FIRST TRUST
          DEED:

          a) The first paragraph of subclause 22.1 shall be replaced with a new subclause as follows:

               "The Trustee shall be entitled to indemnification from the Company, including in advance, and, if it shall not be indemnified by the Company within a reasonable length of time after the Trustee's demand to the Company to do so, from the Bondholders, this in respect of any damage and/or loss and/or reasonable expenses that were incurred and/or that shall be incurred and reasonable costs that it bore or shall be required to bear in relation to operations that it performed or is required to perform by virtue of its duty pursuant to the conditions of this Deed, and/or by law and/or order of a competent authority and/or any statute and/or pursuant to a lawful demand from the Bondholders and/or pursuant to a lawful demand from the Company."

          b) Under clause 22.3, after the words "indemnification concerning undertakings that they assumed," the following words shall be added: "damage and/or loss that they bore within the framework of the trusteeship or in relation thereto."

          c)   Subclause 22.6 shall be added, as follows:

               "Any indemnity that shall be given to the Trustee pursuant to the provisions of this Deed is contingent upon the act (or omission) of the Trustee, including an exercise of its judgment, in relation to which the indemnity is being given, being performed with BONA FIDES and provided that it has not been committed with negligence and in a breach of a fiduciary duty or with MALA FIDES."

     2.15 Under subclause 24.1.1 of the First Trust Deed, the words "materially" shall be deleted.

     2.16 A new clause 26.4 shall be added to the First Trust Deed, the wording of which shall be as follows:

          "26.4 Notwithstanding that stated above, in the event of a replacement of a trustee, the identity of the new trustee is subject to the prior written approval of the Minister of Communications."

     2.17 SUBCLAUSES SHALL BE ADDED TO CLAUSE 28 OF THE FIRST TRUST DEED (REPORTING TO THE TRUSTEE), AS SPECIFIED HEREUNDER:

          "28.6 The Company shall notify the Trustee about any change in the rating of the Series A Bonds by a rating company no later than two (2) Business Days after having received written notice at its registered office from the rating company about the rating change as stated. For the purpose of this clause 28.6, a notice from the rating company, as shall be published in an immediate report in "Magna," shall constitute notice to the Trustee and to the holders of the Series A Bonds pursuant to the conditions of this clause, and the Company shall be released from issuing a written notice to the Trustee as stated.

          28.7 On December 31 of each year, and for as long as this Deed is in effect: a confirmation signed by the senior officeholder for financial affairs in the Company regarding the execution of payments of interest and/or payment on account of the principal, in relation to the Series A Bonds, when the payment due date thereof occurred prior to the date of the confirmation, and the payment date, as well as the balance of the par value of the Series A Bonds that are still in circulation on the determinant date for the payment.

          28.8 A copy of any document that the Company forwards to its shareholders or to the Bondholders, and particulars of any information that the Company forwards to them in any other fashion, and any additional information, at the reasonable request of the Trustee.

          28.9 Any explanation, document, calculation or information pertaining to the Company, its businesses and/or assets, within a reasonable length of time, to the Trustee and/or to those people that it shall so instruct, which shall be reasonably required, at the Trustee's discretion, for the sake of examinations being conducted by the Trustee for the purpose of protecting the Bondholders.

          28.10 Immediate notice, upon the Company becoming informed of any instance whereby an attachment is imposed on its assets, in whole or in part, as well as in any instance whereby a receiver shall be appointed for its assets, in whole or in part, as well as to immediately institute all reasonable measures, at its expense, that are necessary in order to remove such attachment or receiver.

          28.11 Notification, within 7 Business Days of the publication of the Company's quarterly financial statements during the 24 months subsequent to the issuance of the Series A Bonds, of the fact that no material real investments were executed, as stated above in clause 7.1.12.

          28.12 Two Business Days after the publication date of an Immediate Report containing a declaration of the distribution of a dividend, the Company shall deliver an accountant's confirmation to the Trustee that the said distribution of the dividend complies with the Company's undertakings as stated above in clause 4."

3. IN ADDITION TO THAT STATED ABOVE, THE SERIES A BONDS, INCLUDING THE CONDITIONS IN THE OVERLEAF, SHALL INCLUDE THE FOLLOWING CONCRETE DETAILS:

     3.1 The principal of the Series A Bonds shall be paid in six biannual payments, on March 31 and on September 30 of each of the years 2011 through 2014 (inclusively). The first payment shall be rendered on September 30, 2011.

     3.2 The Series A Bonds shall bear interest at the rate to be determined in the tender, which shall not exceed 7% per annum.

          The interest shall be paid in biannual payments, on the balance of the outstanding principal, on March 31 and on September 30 of each of the years 2010 through 2014, in respect of the six-month period ending on the last day prior to every payment date, except for the first interest payment on the Series A Bonds on the TASE, which shall be paid on March 31, 2010 for the period as of the day after the tender date pursuant to the Shelf Offering Report and ending on March 30, 2010. In any event, the interest shall be calculated on the basis of 365 days per year, according to the number of days in the said period. The interest payments subsequent to the first interest payment shall be at the annual interest rate divided by the number of interest payments per year. The last interest payment shall be rendered on March 31, 2014.

     3.3 If, by March 31, 2010, the Series A Bonds shall be rated for the first time at a rating that is lower than (A-) or A3 (hereinafter: "THE DECLINE"), then the annual interest rate that the Series A Bonds shall bear shall increase at the rate of 0.3% in respect of each rating step that is lower than an (A-) or A3 rating (hereinafter: "THE AMENDED INTEREST RATE"), this, as of the issue date of the Bonds. For example: if the rating of the Series A Bonds shall be BBB+, then the annual interest rate that Series A Bonds shall bear shall increase at the rate of 0.3%. If the rating shall be lower by an additional step, then the interest rate shall increase at the rate of 0.6%, and so forth. The Company shall transfer an updated payment schedule to the Trustee with the change in the interest rate in the event of a Decline.

          It is clarified that a rise in the interest rate as a result of a Decline in rating as stated, shall be effected one time only during the entire term of the Bonds; i.e., any decline in the rating after the Decline shall not cause another change in the interest rate.

          The Company shall publish an Immediate Report regarding the initial rating assigned to the Bonds, and if the rating shall be lower than (A-) or A3, then the Amended Interest Rate that shall be paid to the holders of the Series A Bonds shall also be specified in the Immediate Report. If the announcement of the change in the rating of the Series A Bonds shall be published less than four (4) Trading Days prior to the determinant date for the interest payment (hereinafter: "THE NEXT INTEREST PAYMENT"), the payment of the additional interest resulting from the Decline shall be postponed, and shall be paid on the date of the subsequent interest payment (hereinafter: "THE SUBSEQUENT INTEREST PAYMENT"). As of the payment of the first interest after the Subsequent Interest Payment, and thereafter, the interest rate shall return to the Amended Interest Rate. It is clarified that the Subsequent Interest Payment shall be paid to the registered holder of the Bonds on the determinant date that is prior to the Subsequent Interest Payment.

     3.4 To secure the payment of the principal and the interest that the Company is required to pay to the holders of the Series A Bonds, and to secure the complete fulfillment of all of its other undertakings pursuant to the conditions of the Series A Bonds, the Company shall create a sole, fixed, first-ranking lien in favor of the Trustee, immediately after the release of the funds as stated above in clause 6.3.4, which shall be registered with the Registrar of Companies within two Business Days after the said date, on the following pledged assets:

          3.4.1 Ordinary shares of NIS 0.01 par value each of Partner Communications Ltd. ("PARTNER"), which are owned by the Company, with the market value thereof on the date of the financial clearance of the proceeds of the issue of the Series A Bonds ("THE BOND ISSUE DATE") being equivalent to 100% of the par value of the Series A Bonds, including a lien on all of the rights attached to these shares, and including the right to a dividend in cash and/or in kind and any other distribution in respect of these shares, as well as rights to be issued by Partner in respect of and/or in relation to these shares, bonus shares, a preemptive right or rights to receive other securities in respect thereof of any class whatsoever (hereinafter: "THE PLEDGED SHARES"). When creating the lien on the Pledged Shares in favor of the Trustee, the Pledged Shares shall remain registered in Partner's register of shareholders under the name of the Company and under its ownership. When creating the lien, the Company shall sign a blank share transfer deed for the transfer of the Pledged Shares to a third party (hereinafter: "THE SHARE TRANSFER DEED"), and the Share Transfer Deed, along with the share certificates to be issued in respect of the Pledged Shares under the Company's name, shall be deposited with the Trustee, who shall hold these documents in trust for the Company and for the Holders of the Series A Bonds,

               On the date that the share certificates in respect of the Pledged Shares are issued to the Trustee, the Company shall issue a confirmation to the Trustee, specifying that the market value of the deposited Pledged Shares on the financial clearing date of the proceeds of the issue of the Series A Bonds is equivalent to 100% of the par value of the Series A Bonds. It is hereby clarified that if expansions of the Series A Bonds shall be executed, the calculation shall be performed in relation to each of the actual financial clearing dates of the Series A Bonds, and the par value of the Bonds issued at that time.

               (a) Until the occurrence of an event vesting the Trustee and/or the Holders of the Series A Bonds with the right to call for the immediate payment of the Series A Bonds, pursuant to the conditions prescribed in the Trust Deed, the Company shall enjoy all of the rights, funds and assets due in respect of and/or in relation to the Pledged Shares, and, inter alia, accordingly: (1) the Company shall be entitled to directly receive all dividends and all other distributions that might be distributed in respect of and/or in relation to the Pledged Shares; (2) the Company shall be allowed to participate and vote in respect of the Pledged Shares at all of Partner's assemblies of shareholders (general and extraordinary) as the owner of the Pledged Shares for all intents and purposes; and (3) the Company shall be allowed to pass any resolution, at its sole discretion, regarding the exercise or non-exercise of rights that Partner shall issue in respect of the Pledged Shares and/or the sale thereof, and the shares that shall be acquired as a result of an exercise of the rights, shall be owned solely by the Company, and any proceeds that shall be received as a result of the sale of the rights shall be transferred to the Company.

               (b) When exercising the lien on the Pledged Shares, and subject to the lien exercise proceedings pursuant to the law, and after obtaining the prior written approval of the Minister of Communications, the Trustee shall be allowed, subject and according to the orders of the competent court regulating the lien exercise proceedings, to deliver the aforesaid Share Transfer Deed for signing by the third party that is purchasing the Pledged Shares under the lien exercise proceedings as the transferee, and to return the share certificates to Partner, which shall issue new share certificates in respect of the Pledged Shares under the name of the aforesaid third party. Furthermore, with every partial release of the Pledged Shares as prescribed in the Trust Deed, the aforesaid share certificates and Share Transfer Deed held by the Trustee in respect of the Pledged Shares shall be replaced, at the request of the Company, with new share certificates and a new blank Share Transfer Deed, which the Company shall sign, which reflects the number of Pledged Shares subsequent to the relevant partial release, and the Company shall act without delay to register the amendment to the lien in the records of the Registrar of Companies.

                    The Company shall exercise means of control over Partner, subject to any law, so that Partner shall record the matter of the lien on the Pledged Shares in favor of the Trustee in its books, and so that Partner shall undertake not to issue an alternate share certificate in respect of the Pledged Shares and/or in lieu of the certificate issued under the Company's name, not to split the aforesaid share certificates and/or to effect any disposition of the Pledged Shares, without receiving the Trustee's prior written consent thereto.

                    As of the pledge date of the Pledged Shares and until the full and final payment of the principal of the Series A Bonds, and the interest, if Partner shall effect a "distribution," as this term is defined in section 1 of the Companies Act, 5759 - 1999, which shall be effected other than from "profits," as this term is defined in section 302(b) of the said Act (hereinafter: "SPECIAL DISTRIBUTION"), then the Company shall issue additional sureties to the Trustee, within five Business Days of the date of the Special Distribution, by way of a pledge of additional Partner shares, at the quantity equal to the number of Pledged Shares in the quotient that shall be obtained by dividing: (1) the inclusive sum of the Special Distribution (in NIS) in respect of all of the shares in Partner's issued and paid-up share capital (hereinafter:
                    "ALL OF PARTNER'S SHARES") by (2) the market value (in NIS) of All of Partner's Shares on the eve of the distribution.

          3.4.2 For the purpose of this clause 3.4, "market value" means the average of the closing prices of Partner's shares during the last five Trading Days on the TASE that preceded the relevant examination date.

          3.4.3 With every buy-back of the Series A Bonds by the Company, a portion of the Pledged Shares shall be released, subject to the written instruction of the Company, and according to that stated in that instruction, in such manner that, subsequent to the repayment as stated, a relative portion shall be subtracted from the Pledged Shares according to the par value of the Series A Bonds that were purchased by the Company. The Company shall take action opposite Partner so that Partner shall issue new share certificates representing the updated quantity of the Pledged Shares, in lieu of the share certificate held by the Trustee, and the Company shall take action opposite the Registrar of Companies for the purpose of amending the lien registered in favor of the Trustee. The Trustee shall sign any document required for the purpose of executing that stated above within two Business Days of the date requested, and shall deliver the share certificate to Partner in respect of the Pledged Shares deposited with it in order to receive a share certificate in lieu thereof in respect of the updated quantity as stated.

          3.4.4 On the payment date of the last payment in respect of the principal and interest in respect of the Series A Bonds, and subject to their repayment in full, the Trustee shall release the balance of the Pledged Shares to the Company, as they shall be at that time, this within two Business Days, and subject to the receipt of its written instruction.

          3.4.5 In the event that the Company shall desire to expand the series of Series A Bonds, then the proceeds of the additional issuance of the Series A Bonds shall be transferred to an escrow account that shall be opened for this purpose, according to the mechanism prescribed in clause 6.3 of the Trust Deed. The Trustee shall transfer the net proceeds of the issuance of the Series A Bonds (after deducting commissions) to the Company, this after the Company shall have issued additional sureties to the Trustee by way of a pledge of additional shares of Partner, the value of which and/or the market value of which, as the case may be, shall cause the market value of the additional sureties to reflect the par value of the Series A Bonds issued within the scope of the expansion of the series of Series A Bonds.

          3.4.6 To dispel any doubt, it is hereby clarified that a release and/or addition of sureties shall be effected as stated above, even if the market value of the Pledged Shares shall be less than or higher than 100% of the par value of the Series A Bonds at that time, and the Trustee is not obligated to examine the market value of the Pledged Shares relative to the par value of the Series A Bonds when the time comes to approve the actions specified above.

     3.5 The exercise of the lien on the Pledged Shares, including the identity of the receiver or any other functionary that might be appointed by the Court at the request of the Trustee in relation to an exercise of the Pledged Shares, including any transfer of the Pledged Shares, in whole or in part, to any third party, and including a change in the identity of the Trustee pursuant to the Trust Deed, and including an exercise of any other rights deriving from the Pledged Shares, shall be subject to the prior written consent of the Minister of Communications, and to any other approval to the extent required by law.

     3.6 Within 14 days of the signing date of this Addendum, the Company shall transfer the sum of NIS 60,000 to the Trustee's account on account of legal and other expenses pertaining to the safeguarding of the rights of the Series A Bondholders, as specified in clauses 19 and 21 of the First Trust Deed. The Trustee shall return the balance to the Company that shall remain in the accounts in respect of the said sum, if any, after the full payment of the principal of the Series A Bonds,

     3.7 Attached is the version of the certificate of the Series A Bonds, which includes the aforesaid particulars, which shall be issued pursuant to the Shelf Offering Report.

     3.8 Other than the updating of the concrete conditions of the Series A Bonds and the amendments and additions as stated above in clauses 2 and 3, no change occurred whatsoever in the rest of the conditions of the First Trust Deed, and the First Trust Deed and the provisions thereof shall continue to apply between the parties in relation to the Series A Bonds.

4. By signing this agreement, the Trustee authorizes each of the authorized signatories of the Company to report on its behalf in the Magna network about its engagement in this agreement and its signing of it.

              IN WITNESS WHEREOF, THE PARTIES HAVE HEREUNTO SIGNED:

Stamp + /s/ Yahel Shachar; /s/ Shachar Rachim       /s/
---------------------------------------------       ---------------------------
SCAILEX CORPORATION LTD.                            CLAL FINANCE TRUST 2007 LTD.

                             ATTORNEY'S CONFIRMATION

I, the undersigned, Rona Bergman Naveh, the attorney of Scailex Corporation Ltd., hereby confirm that this Addendum was duly signed by the authorized signatories of Scailex Corporation Ltd., Messrs. Yahel Shachar and Shachar Rachim.

                                               /s/ Rona Bergman Naveh
                                               ----------------------
                                               RONA BERGMAN NAVEH, ADV.

                            SCAILEX CORPORATION LTD.

                                 FIRST ADDENDUM
                          CERTIFICATE OF SERIES A BONDS

Issued herewith is a Bond, which is payable in six payments during the years 2011 through 2014 (inclusively), which bears annual, unlinked interest, as specified hereunder:

REGISTERED BONDS.

Certificate number: _______.

Annual interest rate: ___%.

Par value of this Bond: NIS ______.

The registered holder of this Bond: _________________.

THIS CERTIFICATE attests that Scailex Corporation Ltd. ("THE COMPANY") shall pay 16.666% of the par value of this Bond on March 31 and on September 30 of each of the years 2011 through 2014 (inclusively) to whomever shall be the registered "holder" (as this term is defined in the conditions in the overleaf) of the Bond on the determinant date for that payment, all being subject to that specified in the conditions in the overleaf and the Trust Deed dated August 18, 2009 between the Company on the one hand and Clal Finance Trust 2007 Ltd. and/or any party that shall serve from time to time as a trustee of the holders of the Bonds pursuant to the Trust Deed ("THE TRUSTEE" and "THE TRUST DEED," respectively).

This Bond bears interest at the annual interest rate specified above, which shall be paid at the appointed times, all as specified in the conditions in the overleaf.

1. This Bond shall not be linked, all as specified in the conditions in the overleaf.

2. This Bond is being issued as part of Series A of Bonds, the conditions of which are identical to the conditions of this Bond ("THE RELEVANT SERIES"), being subject to the conditions specified in the overleaf and in the Trust Deed. It is hereby clarified that the provisions of the Trust Deed shall constitute an integral part of the provisions of this Bond, and shall be binding upon the Company and upon the holders of the Bonds included in the aforesaid series.

3. The Bonds of the Relevant Series are secured by sureties, all as specified in the Offering Report of the Company dated September 6, 2009, under which Bonds of the Relevant Series were offered for the first time to the public ("THE INITIAL OFFERING REPORT"), and as specified hereunder in clause 8.

4. To the extent not prescribed otherwise in the Initial Offering Report of the Bonds of the Relevant Series, the Company shall be allowed to pledge all of its assets and/or a portion thereof, in any lien and in any manner, in favor of any party that it shall deem fit, without any restriction, and at any ranking, including for the securing of any bonds (or any series of bonds) or other liabilities, and without the need for the consent of the Trustee and/or of the holders of the Bonds of any series. Furthermore, the Company shall be allowed to sell, lease, deliver or transfer by any other means, its property, in whole or in part, in any manner, to the favor of any party that it shall deem fit, without the need for any consent of the Trustee and/or the holders of the Bonds in any series.

5. All of the Bonds of the Relevant Series shall be PARI PASSU, INTER SE, in relation to the Company's liabilities pursuant to the Bonds of this Series, and without any preferential or preferred right of one over the other.

                   SIGNED BY THE COMPANY ON __________________

                       ___________________________________
                            SCAILEX CORPORATION LTD.

                     THE CONDITIONS RECORDED IN THE OVERLEAF

1.   GENERAL

     In this Series A Bond, the following expressions shall have the following meanings, unless the context dictates otherwise:

     "THE COMPANY" and/or "THE ISSUER"    Scailex Corporation Ltd.;

     "THE TRUST DEED"                     Trust deed signed between the Company
                                          and the Trustee on August 18, 2009,
                                          including the addenda, amendments and
                                          supplements thereto, which constitute
                                          an integral part thereof;

     "THE PROSPECTUS" or
     "THE SHELF PROSPECTUS"               Shelf prospectus of the Company dated
                                          August 21, 2009, which was published,
                                          inter alia, in respect of the Bonds;

     "SHELF OFFERING REPORT"
     or "OFFERING REPORT"                 Shelf offering to be published
                                          pursuant to the Shelf Prospectus, in
                                          conformity with the provisions of the
                                          Securities Act, 5728 - 1968, in which
                                          Bonds of the Relevant Series shall be
                                          offered, while prescribing all of the
                                          special particulars for that offering;

     "REPORT OF THE INITIAL
     OFFERING OF THE RELEVANT
     SERIES" An offering report under which Bonds of the Relevant Series shall be offered for the first time;

     "THE BONDS" or "THE BOND"            Series A Bonds;

     "THE TRUSTEE"                        Clal Finance Trust 2007 Ltd. and/or
                                          any party that shall serve from time
                                          to time as a trustee of the
                                          Bondholders pursuant to this Deed;

     "PARTNER SHARE ACQUISITION
     TRANSACTION"                         Transaction for the acquisition of
                                          shares of Partner Communications Ltd.
                                          from Advent Investments Pte Ltd. by
                                          the Company pursuant to the agreement
                                          dated August 12, 2009;

     "THE REGISTER FOR THE
     RELEVANT SERIES"                     Register of the holders of the Bonds
                                          of the same series, as stated in
                                          clause  25 of the Trust Deed;

     "HOLDERS OF THE BONDS"
     and/or "THE BONDHOLDERS"
     and/or "THE HOLDERS"                 Any party holding the Bonds;

     "SPECIAL RESOLUTION"                 Resolution passed during a general
                                          assembly of Bondholders of the
                                          Relevant Series, during which Holders
                                          of at least fifty-five percent (55%)
                                          of the balance of the par value of
                                          the Bonds in circulation of that
                                          series are present, either in person
                                          or by proxy, or during a postponed
                                          assembly during which Holders of at
                                          least ten percent (10%) of the said
                                          balance are present, either in person
                                          or by proxy, which was passed (whether
                                          during the original assembly or during
                                          the postponed assembly) by a majority
                                          of at least seventy-five percent (75%)
                                          of all votes of the voters, excluding
                                          abstentions;

     "THE BOND CERTIFICATE"               Bond certificate of the Relevant
                                          Series, the version of which appears
                                          in the First Addendum to the Trust
                                          Deed;

     "THE LAW" or "THE SECURITIES ACT"    The Securities Act, 5728 - 1968, and
                                          the regulations instituted pursuant
                                          thereto from time to time;

     "THE COMPANIES ACT"                  The Companies Act, 5759 - 1999;

     "PRINCIPAL"                          The outstanding par value of the Bonds
                                          of the Relevant Series;

     "TRADING DAY"                        Any day on which transactions are
                                          carried out on the Tel-Aviv Stock
                                          Exchange Ltd.;

     "BUSINESS DAY" or
     "BANKING BUSINESS DAY"               Any day that the banks in Israel are
                                          open for business;

     "BUSINESS DAY ABROAD"                Any day on which a quotation of base
                                          interest is determined, relating to
                                          foreign currency, which is published
                                          in the Reuters information service,
                                          or any other source of information
                                          that shall be specified in the Initial
                                          Offering Report of the Bonds of the
                                          Relevant Series;

     "THE TASE"                           The Tel-Aviv Stock Exchange Ltd.;

     "THE NOMINEE COMPANY"                The Nominee Company of Israel Discount
                                          Bank Ltd.;

     "THE TASE CLEARING HOUSE"            The clearing house of the Tel-Aviv
                                          Stock Exchange Ltd.

2. This Bond is one of a Series of registered Series A Bonds at the inclusive nominal sum of up to NIS 4,000,000,000 for each relevant series. The Bonds in This Series shall be issued PARI PASSU, INTER SE, without any preferential or preferred right of one over the other.

3. This Bond is payable (Principal) in a number of payments, which shall be paid on each of the dates as shall be specified in the Initial Offering Report, under which the Bond shall be offered, but on not more than one date per quarter. The type of interest on the Principal of the Series A Bonds to be issued shall be specified in the Offering Report under which the Bond shall be offered for the first time. The interest rate on the Principal of the Bond shall be determined during a tender, pursuant whereto its initial offering shall be conducted. The interest on the Bond Principal shall be paid annually in two biannual payments, all as shall be specified in the Offering Report under which the Bond shall be offered for the first time. The dates and number of payments of the Principal, the absence of linkage, the type of interest, the interest rate or method for determining it, and the interest payment dates of the Bond, as shall be specified in the Offering Report under which the Bond shall be offered for the first time, shall be determined by the Company prior to the initial offering of the Bond.

4.   PAYMENT DATE OF THE BOND PRINCIPAL

     The principal of the Series A Bonds, which is not linked to the consumer price index or to any other index or currency, shall be paid in six biannual payments on March 31 and on September 30 of each of the years 2011 through 2014 (inclusively). The first payment of the Principal shall be paid on September 30, 2011.

     The determinant date for the purpose of payment of Principal to the Holders of the Series A Bonds shall be at the end of March 19 and September 18 of each year, as the case may be, just prior to the payment date of the Principal.

5. The Company undertakes that, in the event that the transaction for the acquisition of shares of Partner shall not be closed by March 31, 2010, it shall call the Bonds for a forced early redemption and the provisions in clause 6 hereunder shall apply.

6. The total immediate net consideration (i.e., net of commissions) that the Company shall receive in respect of the issuance of the Series A Bonds shall be deposited in escrow accounts, which shall be opened in one or more of the five major banks in Israel and shall not be transferred to the Company for its use until the conditions for the Closing of the Partner Share Acquisition Transaction as stated have been fulfilled, according to the following mechanism:

     6.1 The Trustee shall open bank accounts under its name at one or more of the five major banks in Israel, at its discretion, provided that a bank as stated shall have a rating of at least (AA), to one of which the issue coordinator shall transfer the total immediate net proceeds that the Company shall receive in respect of the issuance of the Series A Bonds, and this sum shall be invested in shekel deposits or in shekel bonds issued by the State of Israel or in short-term loans issued by the State of Israel, according to the Company's instructions (hereinafter: "THE ESCROW ACCOUNTS" and "THE DEPOSITS," respectively). The Trustee shall have sole signatory rights in the Escrow Accounts in relation to any operation in these accounts, including with respect to the withdrawal of monies from these accounts. The Trustee shall be allowed, but not obligated, to transfer, at the request of the Company, the monies and securities deposited in an Escrow Account at one bank to an Escrow Account at another bank as stated. Notwithstanding that stated, it is clarified that the policy for investing the funds in the Escrow Accounts for Series A is the sole responsibility of the Company, and the Trustee for Series A shall not be responsible for any loss or damage that might be caused as a result of investment operations as stated that shall be carried out according to the Company's instructions.

     6.2 The funds, the securities being deposited in the Escrow Accounts, and all of the Company's rights in the Escrow Accounts shall be pledged in favor of the Trustee for the Holders of the Series A Bonds under a sole, fixed, first-ranking lien, and, concurrent with the transfer of the Deposits to the Escrow Accounts, the Company shall issue the following documents to the Trustee:

          6.2.1 original lien registration certificates from the Registrar of Companies on the funds, the securities being deposited in the Escrow Accounts and all rights of the Company in the Escrow Accounts in favor of the Trustee; all documents submitted to the Registrar of Companies for the purpose of registration of the liens, including the form "Particulars of Mortgages and Liens," with the first page of each document being stamped with the "received" stamp of the Registrar of Companies; a summary of the particulars of the Company's liens, subsequent to the registration of the liens, which specifies the liens that were registered and every other lien that the Company has; i.e., thus enabling the Trustee to verify that no lien is registered with the Registrar of Companies that contradicts the aforesaid liens. It is clarified that the lien registration certificates as stated shall be issued to the Trustee within 5 Business Days of the signing date of the lien documents.

          6.2.2 Confirmation from the banks at which the Escrow Accounts were opened acknowledging that the funds, the securities being deposited in the Escrow Accounts and all of the Company's rights in the Escrow Accounts are pledged in favor of the Trustee, and that the bank shall not have any rights of offset or lien in relation to the funds and securities that are being held and that shall be held in the Escrow Accounts.

     6.3 As long as the preconditions for the Closing of the Partner Share Acquisition Transaction have not been fulfilled up until the Deadline, the purpose of the Deposits is to guarantee the repayment of the Principal of the Series A Bond to the Bondholders, and this, in the event that the preconditions for the Closing of the Partner Share Acquisition Transaction shall not be fulfilled by the Deadline.

     6.4 The Trustee shall operate the Deposits as follows: upon receiving notification from the Company that all preconditions for the Closing of the Partner Share Acquisition Transaction have been fulfilled, then, subject to the signing of the lien document, as specified hereunder in clause 10, the Trustee shall sign the order to transfer the Deposits to the account specified by the Company, inclusive of profits and after deducting tax and expenses in respect of management of the accounts, the Trustee's fee, and expenses incurred in accordance with the Trust Deed, to the extent accumulated up until that time. To dispel any doubt, it is clarified that, for the purpose of approving the transfer of the Deposits to the Company, the Trustee is relying solely on the Company's notification that all preconditions have been fulfilled for the Closing of the Partner Share Acquisition Transaction by the Deadline, and the Trustee is not required to verify whether the preconditions indeed had actually been fulfilled. The Trustee shall be present at the time of the Closing of the Partner Share Acquisition Transaction in order to enable the performance of its operations in conformity with the Trust Deed at that time. The Company shall notify the Trustee three Business Days in advance of the expected transfer date of the funds.

     6.4.a Prior to the Closing of the Partner Share Acquisition Transaction, the Company shall open a designated bank account that shall be pledged in favor of the Trustee (for the Holders of the Series A Bonds), which shall be used, in the event that the Trustee shall issue an appropriate instruction in accordance with and subject to that stated in clause 7.3 of the Trust Deed, to receive dividends and/or any other distribution, to the extent that any shall be distributed by Partner in respect of the Pledged Shares. The Company shall forward the documents specified above in clause 6.2 relating to the pledge of the said bank account (MUTATIS MUTANDIS) to the Trustee within 2 Business Days of the Closing Date of the Partner Share Acquisition Transaction,

     6.5  FORCED EARLY REDEMPTION OF ALL OF THE BONDS

          The Company undertakes that, in the event that the Partner Share Acquisition Transaction shall not be closed by the Deadline, i.e., by March 31, 2010, it shall call the Series A Bonds for forced early redemption, and the following provisions shall apply.

          If the Company shall not publish an Immediate Report regarding the Closing of the Partner Share Acquisition Transaction by the Deadline, the Company shall effect a full forced early redemption of all of the Series A Bonds (hereinafter: "EARLY REDEMPTION"), according to the following mechanism:

          6.5.1 On April 1, 2010, the Company shall publish an Immediate Report that the Partner Share Acquisition Transaction was not closed, and about the effecting of an Early Redemption to the Holders of the Series A Bonds, with a copy to the Trustee, with the determinant date for the execution thereof to be specified in the Immediate Report, which shall be no less than 30 days and no more than 45 days prior to the execution of the Early Redemption. In other words, the Company shall publish an Immediate Report, which includes a notice that the Early Redemption will be executed, and which specifies the execution date of the Early Redemption, a date which shall occur no earlier than 30 days and no later than 45 days after the publication date of the said Immediate Report. The date of the Early Redemption shall not occur during the period between the determinant date for the payment of interest and the actual payment date of the interest. The Company shall also report the interest that has accrued up until the date of the Early Redemption in the Immediate Report.

          6.5.2 On the date of the Early Redemption, the Company shall pay the sum of the Principal of the Series A Bonds, with the addition of the interest that accrued in respect of the outstanding balance of the Series A Bonds up until the date of the Early Redemption (hereinafter: "THE OBLIGATORY VALUE").

          6.5.3 The sum of the Early Redemption shall be paid to the Bondholders by the Trustee, by way of the execution of a bank transfer to the Nominee Company of Israel Discount Bank Ltd., according to the particulars that the Company shall issue to the Trustee as stated hereunder, out of the funds deposited in the Escrow Account, according to the written instructions that shall be received from the Company, which shall include the date for transfer of the funds, the destination thereof, as well as any other particular that shall be required in order to enable the Trustee to carry out the transfer, attaching a calculation of the sum that must be paid, as specified above in clause 6.5.2. In the event that the balance of the funds in the Escrow Accounts shall be less than the Obligatory Value of the Bonds, the Company shall transfer to the Escrow Accounts the sum equivalent to the difference between the Obligatory Value of the Bonds and the funds in the Escrow Accounts at that time.

               The Trustee and the Company shall transfer the funds required for the purpose of the forced Early Redemption to the Nominee Company in conformity with the bylaws of the TASE Clearing House. The Company shall provide any assistance to the Trustee that might be required in order to enable it to render the payment in its entirety and on time, including the timely transfer to the Trustee of details of the sums, the dates and any other detail that is required in order to effect the forced Early Redemption as stated.

     6.6  VOLUNTARY REDEMPTION

          In the event that the Company shall Close the Partner Share Acquisition Transaction by the Deadline, without a rating for the Series A Bonds having been received by that date, the Holders of the Series A Bonds shall be entitled to an Early Redemption of the Series A Bonds that they are holding (hereinafter: "VOLUNTARY REDEMPTION"), according to the following mechanism:

          6.6.1 VOLUNTARY REDEMPTION NOTICE

               On April 1, 2010, the Company shall publish an Immediate Report and an advertisement in two Hebrew-language daily newspapers circulated in Israel regarding the entitlement of Holders of the Series A Bonds to voluntarily redeem the Bonds on May 2, 2010.

          6.6.2 It shall be possible to deliver an Early Redemption Notice as of the date that the Company shall deliver a notice as stated regarding the date for notifying of an Early Redemption, subject to that stated hereunder. A Voluntary Redemption Notice of a holder of Bonds that are registered under its name in the Register of Bondholders of Series A, must be delivered to the Company within the period from the publication date of the Immediate Report as stated above in clause 6.6.1 and April 18, 2010, at its registered office or at any other location that the Company shall so advise in the Immediate Report and/or in the advertisement in the two daily newspapers as stated above.

          6.6.3 A Voluntary Redemption Notice of a Holder of Bonds through TASE members must be delivered to the TASE member through whom the Bondholder is holding the Series A Bonds that it wishes to redeem by April 18, 2010.

          6.6.4 Pursuant to the bylaws of the TASE Clearing House, the following provisions shall apply to the delivery of Voluntary Redemption
               Notices:

               6.6.4.1 Written notice from the TASE member must be received at the TASE Clearing House by six Trading Days prior to the Voluntary Redemption date, separately for each secondary account, in which the TASE member shall specify the quantity in respect whereof the Voluntary Redemption is being requested, and shall attach thereto a certificate of exemption from withholding tax at source, if any.

               6.6.4.2 An application for a Voluntary Redemption, which relates to a quantity of Bonds that exceeds the quantity registered to the credit of the TASE member in the secondary account to which the application relates, shall not be effected at all and shall be returned to the sending TASE member, specifying the reason for the return.

               6.6.4.3 No later than the second trading day after the day on which the TASE Clearing House received a notice as stated above from the TASE member, as specified above in subclause
                    (1), the Clearing House shall deliver a notification to the Nominee Company of Israel Discount Bank Ltd., which shall specify the inclusive par value of the Bonds in respect whereof applications for Voluntary Redemption were submitted, attaching the certificates of exemption from withholding tax at source.

               6.6.4.4 No later than the second Trading Day after the day on which the Clearing House delivered a notification to the Nominee Company of Israel Discount Bank Ltd. as specified above in subclause (3), the Nominee Company shall deliver a notification to the Company, which shall specify the inclusive par value of the Bonds in respect whereof applications for Voluntary Redemption were submitted, attaching the certificates of exemption from withholding tax at source.

                    On the Voluntary Redemption Date, the Company shall redeem the Bonds in respect whereof Voluntary Redemption Notices were submitted, in such manner that the Holder of the said Bonds shall be entitled to receive from the Company the sum of NIS 1 in respect of each NIS 1 of Bonds that shall be redeemed by the Company on the said date, (not including the accrued and as yet unpaid interest).

                    A Voluntary Redemption Notice submitted to the Company or to the TASE members may not be cancelled or changed.

          6.6.5 The sum of the Voluntary Redemption shall be paid to the Bondholders by the Trustee, by way of the execution of a bank transfer to the Nominee Company of Israel Discount Bank Ltd., according to the particulars that the Company shall issue to the Trustee as stated hereunder, out of the funds deposited in the Escrow Account, according to the written instructions to be received from the Company, which shall include the date for transfer of the funds, the destination thereof, as well as any other particular that shall be required in order to enable the Trustee to carry out the transfer, attaching a calculation of the sum that must be paid, as specified above in clause 6.6.4.4. In the event that the balance of the funds in the Escrow Account shall be less than the Obligatory Value of the Bonds, the Company shall transfer to the Escrow Account the sum equivalent to the difference between the Obligatory Value of the Bonds and the funds in the Escrow Account at that time. The Trustee and the Company shall transfer the funds required for the purpose of the Voluntary Redemption to the Nominee Company of Israel Discount Bank Ltd. in conformity with the bylaws of the TASE Clearing House. The Company shall provide any assistance to the Trustee that might be required in order to enable it to render the payment in its entirety and on time, including the timely transfer to the Trustee of details of the sums, the dates and any other detail that is required in order to effect the Voluntary Redemption as stated.

     6.7 If all of the preconditions stated above in clause 6.4 shall be fulfilled regarding the release of all of the funds from the Escrow Account in respect of the Series A Bonds, and in the event of a Voluntary Redemption, in which only a portion of the Series A Bonds has been redeemed, and a balance remains in the Escrow Account, the Holders of the Series A Bonds are hereby instructing the Trustee of Series A, by way of an irrevocable instruction, to transfer the entire balance of funds of the Deposits that shall be in the Escrow Account to the Company, and for this purpose, to sign all documents required for the removal of the liens on the Escrow Accounts and for the transfer of the funds of the Deposits to the Company. Shortly after the transfer of the funds as stated, the Trustee shall take action to close the Escrow Accounts.

     6.8 To dispel any doubt, it is hereby clarified that the Trustee is under no obligation to examine, and in fact, the Trustee did not examine, the economic value of the collateral that was provided and/or that shall be provided (if any) to guarantee the payments to the Holders of the Series A Bonds. Upon engaging in the Trust Deed and consenting to serve as the Trustee for the Holders of the Series A Bonds, the Trustee is not expressing its opinion, whether explicitly or implied, regarding the economic value of the collateral that was provided and/or shall be provided (if any) by the Company. Furthermore, the Trustee is not expressing its opinion regarding the Company's ability to fulfill its undertakings towards the Holders of the Series A Bonds. That stated shall in no way derogate from the Trustee's obligations by law and/or pursuant to the Trust Deed, and shall in no way derogate from the Trustee's duty (to the extent that such duty applies to the Trustee pursuant to any law) to examine the impact of changes in the Company as of the date of this Shelf Offering Report and thereafter, to the extent that any such changes might adversely affect the Company's ability to fulfill its undertakings towards the Holders of the Series A Bonds. That stated shall in no way derogate from the Trustee's obligations by law and/or pursuant to the Trust Deed.

7.   ABSENCE OF LINKAGE BASES ON THE BOND PRINCIPAL AND INTEREST

     The Principal and Interest on the Series A Bonds are not linked to the consumer price index or to any other index or currency.

8.   THE INTEREST ON THE SERIES A BONDS

     8.1 The Series A Bonds bear interest at the rate to be determined in the tender, which shall not exceed 7% per annum.

     8.2 The interest on the Series A Bonds shall be paid in biannual payments, on the balance of the outstanding Principal, on March 31 and on September 30 of each of the years 2010 through 2014, in respect of the six-month period ending on the last day prior to every interest payment date. The first interest payment on the Series A Bonds shall be paid on March 31, 2010 for the period as of the day after the tender date pursuant to the Shelf Offering Report and ending on March 30, 2010, with the interest being calculated on the basis of 365 days per year, according to the number of days in the said period. The subsequent interest payments shall be calculated according to the annual interest rate divided by the number of interest payments per year. The last interest payment shall be paid on March 31, 2014.

          The Company shall publish the interest rate that shall be paid in the first payment in the Immediate Report of the Results of the Issue pursuant to the Shelf Offering Report.

     8.3 The Company shall pay interest as stated to whoever shall be registered in the Register as the owner of the Series A Bonds at the end of March 19 and September 18 of each year, as the case may be, just prior to the date of the interest payment.

     8.4 The last payment of interest on the Principal of the Series A Bonds shall be paid, together with the last payment on account of the Principal of the Series A Bonds, this against the delivery of the Series A Bond Certificates to the Company.

     8.5 If, by March 31, 2010, the Series A Bonds shall be rated for the first time at a rating that is lower than (A-) or A3 (hereinafter: "THE DECLINE"), then the annual interest rate that the Series A Bonds shall bear shall increase at the rate of 0.3% in respect of each rating step that is lower than an (A-) or A3 rating (hereinafter: "THE AMENDED INTEREST RATE"), this as of the issue date of the Bonds. For example: if the rating of the Series A Bonds shall be BBB+, then the annual interest rate that Series A Bonds shall bear shall increase at the rate of 0.3%. If the rating shall be lower by an additional step, then the interest rate shall increase at the rate of 0.6%, and so forth. The Company shall transfer an updated payment schedule to the Trustee with the change in the interest rate in the event of a Decline.

          It is clarified that a rise in the interest rate as a result of a Decline in rating as stated, shall be effected one time only during the entire term of the Bonds; i.e., any decline in the rating after the Decline shall not cause another change in the interest rate.

     8.6 The Company shall publish an Immediate Report regarding the initial rating assigned to the Bonds, and if the rating shall be lower than (A-) or A3, then the Amended Interest Rate that shall be paid to the Holders of the Series A Bonds shall also be specified in the Immediate Report. If the announcement of the change in the rating of the Series A Bonds shall be published less than four (4) Trading Days prior to the determinant date for the interest payment (hereinafter: "THE NEXT INTEREST PAYMENT"), the payment of the additional interest resulting from the Decline shall be postponed, and shall be paid on the date of the subsequent interest payment (hereinafter: "THE SUBSEQUENT INTEREST PAYMENT"). As of the payment of the first interest after the payment of the Subsequent Interest Payment, and thereafter, the interest rate shall return to the Amended Interest Rate.

          It is clarified that the Subsequent Interest Payment shall be paid to the registered Holder of the Bonds on the determinant date that is prior to the Subsequent Interest Payment.

9.   THE PAYMENTS OF PRINCIPAL AND INTEREST OF THE BONDS

     9.1 The payments on account of the interest and/or the Principal of the Series A Bonds, shall be paid to the persons whose names shall be registered in the Register of Series A Bondholders on the dates as shall be specified in the Initial Offering Report of the Series A Bonds, in conformity with the provisions of the TASE regulations as they shall be at that time ("THE DETERMINANT DATE"), except for the last payment of the Principal and interest, which shall be rendered against the delivery of the Series A Bond Certificates to the Company at the Company's registered office, or at any other location that the Company shall so instruct, no later than five (5) Business Days prior to the final payment date.

          It is hereby clarified that any party that is not registered in the Register of Series A Bondholders on the Determinant Date shall not be entitled to a payment of interest in respect of the interest period that began prior to that date.

     9.2 In any instance whereby the payment due date on account of Principal and/or interest shall fall on a day other than a Business Day, the payment date shall be postponed until the first subsequent Business Day, without any additional payment, and "the Determinant Date" for the purpose of determining entitlement to redemption or to interest shall not change as a result.

     9.3 Any payment on account of Principal and/or interest, which shall be paid in arrears that exceeds seven (7) Business Days after the payment due date according to the conditions of the Series A Bonds as stated, for reasons depending upon the Company, shall bear arrears interest (as this term is defined hereunder) as of the payment due date until the actual payment date. To the extent that there are a number of arrears in payments as stated, the total number of days in arrears (cumulatively) during the period that the Series A Bonds are in circulation, in respect whereof the Company shall not pay arrears interest, shall not exceed 21 Business Days.

     9.4 In this regard, the rate of the arrears interest means the maximum interest rate that shall be in effect at that time at Bank Leumi Le-Israel Ltd. in respect of debit balances in current loan accounts or in current accounts in Israeli currency having no credit framework in effect, whichever is higher, which shall be calculated according to the number of days of the actual delay. In the event of arrears in payment as state above, the Company shall announce the exact interest rate to be paid, which shall include the biannual interest plus the arrears interest as stated, in an Immediate Report two (2) Trading Days prior to the actual payment date.

     9.5 The payment to those entitled shall be rendered by way of checks or bank transfer to the credit of the bank account of those persons whose names shall be listed in the Register of Series A Bondholders, and which shall be specified in particulars to be timely delivered in writing to the Company, according to that stated in clause 9.6 hereunder. If the Company shall be unable to pay any sum to those entitled thereto, for a reason not dependent upon the Company, the provisions of clause 12 of the First Trust Deed shall apply.

     9.6 A Holder of the Series A Bonds shall notify the Company of the bank account details for crediting payments to that Holder according to the Series A Bonds as stated above, or about any change in the said account details or in its address, as the case may be, by written notice sent by registered mail to the Company. The Company shall be required to act according to the Holder's notice regarding a change as stated, once fifteen (15) Business Days have elapsed since the arrival of the Holder's notice to the Company.

     9.7 If a Bondholder entitled to a payment as stated did not deliver details about its bank account in timely fashion to the Company, any payment on account of the Principal and the interest shall be rendered by check, which shall be sent by registered mail to its last address registered in the Register of Series A Bondholders. The mailing of a check to an entitled Bondholder by registered mail as stated shall be deemed, for all intents and purposes, to be payment of the sum quoted therein on the date of its dispatch at the post office, provided that, upon proper presentation for collection, it shall be paid.

     9.8 Any compulsory payment, to the extent required by law, shall be deducted from any payment in respect of the Series A Bonds.

10.  SURETY

     To secure the payment of the Principal and the interest that the Company is required to pay to the Holders of the Series A Bonds, and to secure the complete fulfillment of all of its other undertakings pursuant to the conditions of the Series A Bonds, the Company shall create a sole, fixed, first-ranking lien in favor of the Trustee, immediately after the release of the funds as stated in clause 6.3.4 of the Trust Deed, which shall be registered with the Registrar of Companies within two Business Days after the said date, on the following pledged assets:

     10.1 Ordinary shares of NIS 0.01 par value each of Partner Communications Ltd. (hereinafter: "PARTNER"), which are owned by the Company, with the market value thereof on the financial clearing date of the proceeds of the issue of the Series A Bonds ("THE BOND ISSUE DATE") being equivalent to 100% of the par value of the Series A Bonds, including a lien on all of the rights attached to these shares, and including the right to a dividend in cash and/or in kind, and any other distribution in respect of these shares, as well as rights to be issued by Partner in respect of and/or in relation to these shares, bonus shares, a preemptive right or rights to receive other securities in respect thereof of any class whatsoever (hereinafter: "THE PLEDGED SHARES"). When creating the lien on the Pledged Shares in favor of the Trustee, the Pledged Shares shall remain registered in Partner's register of shareholders under the name of the Company and under its ownership. When creating the lien, the Company shall sign a blank share transfer deed for the transfer of the Pledged Shares to a third party (hereinafter: "THE SHARE TRANSFER DEED"), and the Share Transfer Deed, along with the share certificates to be issued in respect of the Pledged Shares under the Company's name, shall be deposited with the Trustee, who shall hold these documents in trust for the Company and for the Holders of the Series A Bonds,.

          On the date that the share certificates in respect of the Pledged Shares are issued to the Trustee, the Company shall issue a confirmation to the Trustee, specifying that the market value of the deposited Pledged Shares on the financial clearing date of the proceeds of the issue of the Series A Bonds is equivalent to 100% of the par value of the Series A Bonds. It is hereby clarified that if expansions of the Series A Bonds shall be executed, the calculation shall be performed in relation to each of the actual financial clearing dates of the Series A Bonds, and the par value of the Bonds issued at that time.


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          (a)  Until the occurrence of an event vesting the Trustee and/or the
               Holders of the Series A Bonds with the right to call for the immediate payment of the Series A Bonds, pursuant to the conditions prescribed in the Trust Deed, the Company shall enjoy all of the rights, funds and assets due in respect of and/or in relation to the Pledged Shares, and, inter alia, accordingly: (1) the Company shall be entitled to directly receive all dividends and all other distributions that might be distributed in respect of and/or in relation to the Pledged Shares; (2) the Company shall be allowed to participate and vote in respect of the Pledged Shares at all of Partner's assemblies of shareholders (general and extraordinary) as the owner of the Pledged Shares for all intents and purposes; and (3) the Company shall be allowed to pass any resolution, at its sole discretion, regarding the exercise or non-exercise of rights that Partner shall issue in respect of the Pledged Shares and/or the sale thereof, and the shares that shall be acquired as a result of an exercise of the rights, shall be owned solely by the Company, and any proceeds that shall be received as a result of the sale of the rights shall be transferred to the Company.

          (b) When exercising the lien on the Pledged Shares, and subject to the lien exercise proceedings pursuant to the law, and after obtaining the prior written approval of the Minister of Communications, the Trustee shall be allowed, subject and according to the orders of the competent Court regulating the lien exercise proceedings, to deliver the aforesaid Share Transfer Deed for signing by the third party that is purchasing the Pledged Shares under the lien exercise proceedings as the transferee, and to return the share certificates to Partner, which shall issue new share certificates in respect of the Pledged Shares under the name of the aforesaid third party. Furthermore, with every partial release of the Pledged Shares as prescribed in the Trust Deed, the aforesaid share certificate and Share Transfer Deed held by the Trustee in respect of the Pledged Shares shall be replaced, at the request of the Company, with a new share certificate and a new blank Share Transfer Deed, which the Company shall sign, which reflects the number of Pledged Shares subsequent to the relevant partial release, and the Company shall act without delay to register the amendment to the lien in the records of the Registrar of Companies.


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


          The Company shall exercise means of control over Partner, subject to any law, so that Partner shall record the matter of the lien on the Pledged Shares in favor of the Trustee in its books, and so that Partner shall undertake not to issue an alternate share certificate in respect of the Pledged Shares and/or in lieu of the certificate issued under the Company's name, not to split the aforesaid share certificates and/or to effect any disposition of the Pledged Shares, without receiving the Trustee's prior written consent thereto.

     10.2 As of the pledge date of the Pledged Shares and until the full and final payment of the Principal of the Series A Bonds, and the interest, if Partner shall effect a "distribution," as this term is defined in section 1 of the Companies Act, which shall be effected other than from "profits," as this term is defined in section 302(b) of the said Act (hereinafter: "SPECIAL DISTRIBUTION"), then the Company shall issue additional sureties to the Trustee, within five Business Days of the date of the Special Distribution, by way of a lien of additional Partner shares, at the quantity equal to the number of Pledged Shares in the quotient that shall be obtained by dividing:
          (1) the inclusive sum of the Special Distribution (in NIS) in respect of all of the shares in Partner's issued and paid-up share capital (hereinafter: "ALL OF PARTNER'S SHARES") by (2) the market value (in
          NIS) of All of Partner's Shares on the eve of the distribution.

     10.3 For the purpose of this clause 8, "market value" means the average of the closing prices of Partner's shares during the last five Trading Days on the TASE that preceded the relevant examination date.

     10.4 With every buy-back of the Series A Bonds by the Company, a portion of the Pledged Shares shall be released, subject to the written instruction of the Company, and according to that stated in that instruction, in such manner that, subsequent to the repayment as stated, a relative portion shall be subtracted from the Pledged Shares according to the par value of the Series A Bonds that were purchased by the Company. The Company shall take action opposite Partner so that Partner shall issue new share certificates representing the updated quantity of the Pledged Shares, in lieu of the share certificate held by the Trustee, and the Company shall take action opposite the Registrar of Companies for the purpose of amending the lien registered in favor of the Trustee. The Trustee shall sign any document required for the purpose of executing that stated above within two Business Days of the date requested, and shall deliver the share certificate to Partner in respect of the Pledged Shares deposited with it in order to receive a share certificate in lieu thereof in respect of the updated quantity as stated.


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


     10.5 On the payment date of the last payment in respect of the Principal and interest in respect of the Series A Bonds, and subject to their repayment in full, the Trustee shall release the balance of the Pledged Shares to the Company, as they shall be in the Escrow Account at that time, this within two Business Days, and subject to the receipt of its written instruction.

     10.6 In the event that the Company shall desire to expand the series of Series A Bonds, then the proceeds of the additional issuance of the Series A Bonds shall be transferred to an escrow account that shall be opened for this purpose, according to the mechanism prescribed in clause 6.3 of the Trust Deed. The Trustee shall transfer the net proceeds of the issuance of the Series A Bonds (after deducting commissions) to the Company, this after the Company shall have issued additional sureties to the Trustee by way of a pledge of additional shares of Partner, the value of which and/or the market value of which, as the case may be, shall cause the market value of the additional sureties to reflect the par value of the Series A Bonds issued within the scope of the expansion of the series of Series A Bonds.

     10.7 To dispel any doubt, it is hereby clarified that a release and/or addition of sureties shall be effected as stated above, even if the market value of the Pledged Shares shall be less than or higher than 100% of the par value of the Series A Bonds at that time, and the Trustee is not obligated to examine the market value of the Pledged Shares relative to the par value of the Series A Bonds when the time comes to approve the actions specified above.


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


     10.8 The exercise of the lien on the Pledged Shares, including the identity of the receiver or any other functionary that might be appointed by the Court at the request of the Trustee in relation to an exercise of the Pledged Shares, including any transfer of the Pledged Shares, in whole or in part, to any third party, and including a change in the identity of the Trustee pursuant to the Trust Deed, and including an exercise of any other rights deriving from the Pledged Shares, shall be subject to the prior written consent of the Minister of Communications, and to any other approval to the extent required by law.

11.  GENERAL PROVISIONS

     11.1 Sums of the Principal and interest shall be paid to any Bondholder without taking into consideration any equitable rights or any right of offset or counterclaim that exists or that might exist between the Company and the aforesaid Bondholder.

     11.2 The Company shall not be obligated to record in the Register of Series A Bondholders any notice regarding a trust, lien and pledge of any kind and type, or any equitable right or any other right relating to the Bondholder's ownership of the Bond.

     11.3 Any party becoming entitled to the Bond as a result of bankruptcy or as a result of liquidation proceedings of the Bondholder, shall have the right, as soon as it shall present the evidence that the Company shall require from it, to be registered in the Register of Series A Bondholders as the Holder of the Bond.

12.  REGISTER OF THE BONDHOLDERS

     Regarding the keeping of a Register of Series A Bondholders, the provisions of clause 25 of the Trust Deed shall apply.

13.  PREVENTION FROM PAYING, FOR A REASON NOT DEPENDENT UPON THE COMPANY

     Regarding prevention from paying a Series A Bondholder, for a reason not dependent upon the Company, the provisions of clause 12 of the Trust Deed shall apply.


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14.  TRANSFER OF THE BONDS

     The Bonds are transferable in relation to the entire par value thereof, and even regarding a portion thereof, provided that it shall be in whole New Shekels. Any transfer of the Bonds (excluding a transfer being carried out by way of trading on the TASE) shall be effected according to a transfer deed in the customary version, properly signed by the registered Holder or its legal representatives and by the recipient of the transfer or its legal representatives, which shall be delivered to the Company at its registered office, attaching the Bond Certificates being transferred pursuant thereto, and any other proof that shall be required by the Company for the sake of proving the transferor's right to transfer them. If tax or any other compulsory payment shall apply to a transfer deed for the Bonds, proof of the payment thereof must be delivered to the Company to the Company's satisfaction. The provisions of the Company's Articles of Association applicable to transfers of fully paid-up shares and on the assignment thereof shall apply, MUTATIS MUTANDIS, as the case may be, on the mode of transfer of the Bonds and the assignment thereof. In the event of a transfer of only a portion of the par value of the Bonds registered in the Bond Certificate, the Bond Certificates must be split, pursuant to the provisions of clause 15 hereunder, first into the number of Bond Certificates so required, in such manner that the total sums of the par value registered therein shall be equal to the sum of the par value of the Bonds registered in the said Bond Certificate. After the fulfillment of all these conditions, the transfer shall be recorded in the Register for the Relevant Series, and the Company shall be allowed to demand that a note regarding the transfer as stated shall be recorded on the Certificate of the Bonds being transferred, which shall be delivered to the transferee, or that a new Bond Certificate shall be issued to the transferee instead, and all of the conditions specified in the Certificate of the Bonds being transferred shall apply to the transferee, so that, every reference to the "holder" shall be deemed to mean "the transferee" and the transferee shall be deemed the "holder" for the purposes of the Trust Deed for the Relevant Series.


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15.  BOND CERTIFICATES AND SPLITTING THEREOF

     One Certificate shall be issued in respect of the Bonds registered under the name of a single Holder, or, at its request, a reasonable number of Certificates shall be issued to it, provided that the total par value of the Bonds registered in each Certificate as stated shall be in whole New Shekels (the Certificates referred to in this clause shall be called hereinafter: "THE CERTIFICATES").

     All of the Bond Certificates may be split into Bond Certificates with the total par value of the Bonds registered therein being equal to the total par value of the Bonds registered in the Certificate being asked to be split, provided that Certificates as stated shall not be issued other than in a reasonable quantity. The split shall be effected against the delivery of that Bond Certificate to the Company at its registered office for the purpose of effecting the split. All expenses involved in the split, including taxes and levies, if any, shall apply to the party requesting the split.

16.  EARLY REDEMPTION.

     Regarding early redemption of the Bonds, the provisions of clause 6 of the Trust Deed shall apply.

17.  WAIVERS, COMPROMISES AND/OR CHANGES IN THE BOND CONDITIONS

     In relation to the authority of the Company and/or the Trustee to effect a waiver, compromise and changes in the conditions of the Bonds, the provisions of clause 24 of the Trust Deed shall apply.

18.  ASSEMBLIES OF BONDHOLDERS

     The general assemblies of the Bondholders of the Relevant Series shall convene and be conducted according to that stated in the Second Addendum to the Trust Deed.


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19.  RECEIPTS AS PROOF

     Without derogating from any other of these conditions, a receipt signed by the Bondholder shall constitute proof of the full clearance of any payment made by the Company in respect of the Bond.

20.  REPLACEMENT OF BOND CERTIFICATES

     In the event that this Bond Certificate shall become worn, be lost or destroyed, the Company shall issue a new Certificate in its place in respect of this Bond and with the same conditions. Taxes and other levies, as well as other expenses involved in the issuance of the new Certificate, shall apply to the Bondholder requesting the said Certificate (including expenses relating to proof of ownership of the Bonds, and relating to indemnification and/or insurance coverage that the Company shall require, if any, in relation thereto). In the event of wear and tear, the worn Certificate shall be returned to the Company simultaneously and against the issuance of the new Certificate.

21.  APPLICABLE LAW AND JURISDICTION

     The Courts in the city of Tel-Aviv - Jaffa shall have sole and exclusive jurisdiction in any dispute concerning the Bonds, the Trust Deed and the agreements by virtue whereof the Bonds were allotted, and solely the laws of the State of Israel shall apply thereto.



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